EXHIBIT 99.1

KinerjaPay Corp. Received Payment from Its First Shipment of Steam Coal

Company continues to see it Revenues exceeding $100 million from this business line over the next 12 months

JAKARTA, Indonesia, May 13, 2021 /PRNewswire/ — KinerjaPay Corp (OTCPK: KPAY) a Payment Gateway and Ecommerce Company based in Indonesia with recent changes in its subsidiary Company, P.T. KinerjaPay Indonesia, to include mineral and commodity trading such as coal and other general commodities, today announced that the Company has received its payment from the first shipment of steam coal bound to China. The total amount received for the first shipment was shown at IDR 22.62 billion as per Wednesday’s exchange rate which was IDR 14.120 per US Dollar.

The Company plans to carry out payments to suppliers and contractors coming Monday, May 17th 2021, as banks are still on holiday since May 13th 2021 due to Eid Mubarak Holiday, a religious holiday celebrated by Muslims community in Indonesia. From the rough estimate of the transaction, the Company is expected to earn an estimated profit of IDR 2.47 billion, which is roughly around US$170,000 based on today’s exchange rate.

Subsequently, as previously mentioned on the press release, the Company is now planning to load another vessel of steam coal to China, Zhejiang port. However due to the week-long holiday, the Company has requested the loading commencement schedule to be postponed to until May 25th 2021. The Company is confident that the business of coal shipment will continue to be the main revenue stream as the demand for coal in China is increasing rapidly. With the first business cycle completed, the Company is looking forward to a very profitable and sustainable business with China.

About KinerjaPay

KinerjaPay enables consumers to “Pay, Play and Buy” through its secure web portal and mobile applications. Based in Indonesia, the Company provides an easy and convenient payment solution while shopping online at its marketplace platform. With its current omni-channel platform, users can perform various payment services such as credit card bill payment, utility, phone bill, healthcare insurance and direct transfer to anyone at their convenience. KinerjaPay is also planning to launch other eCommerce verticals such as travel market, delivery services, and online gaming in the near future. The Company’s services are available through its mobile applications and on its website at www.kinerjapay.com.

Notice Regarding Forward-Looking Statements

This press release may contain forward-looking statements, about KPAY’s expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, KPAY or its representatives have made or may make forward-looking statements, orally or in writing.

Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by KPAY with the U.S. Securities and Exchange Commission, press releases or oral statements made by or with the approval of one of KPAY’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause KPAY’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause KPAY ‘s actual activities or results to differ materially from the activities and results anticipated in such forward-looking statements, including, but not limited to, the factors summarized in KPAY ‘s filings with the SEC. In addition, KPAY operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. KPAY does not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise. Please see the risk factors associated with an investment in our securities which are included in our Annual Report on Form 10-K as filed with the SEC on April 20, 2018 and most recently in our Registration Statement on Form S-1/A filed with the SEC on December 21, 2018, pursuant to which we are offering 300,000 Shares of 11% Series C Cumulative Redeemable Perpetual Preferred Stock at $25.00 Per Share.

For more information, please visit our website http://www.kinerjapay.co. There you will find access to all of our past press releases and SEC filings regarding the activities discussed in this release.

Media Contact:
KinerjaPay Corp.
Email: info@kinerjapay.co
+62-21-2918-1336